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Exhibit 21

                      SUBSIDIARIES OF TRAK AUTO CORPORATION

                                                  State of Incorporation

Trak Corporation (A)                          (100%)       Delaware
Trak DHC Corporation                          (100%)       Delaware
Super Trak Corporation                        (100%)       Delaware
Riverdale Trak Acquisition Inc.               (100%)       Maryland

(A) Does business in certain states under the name "Trak Auto Corporation I".

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